EXHIBIT 99.1

OMNIQ Improves Margins and Sharpens Cost Structure in First Half of 2025

SALT LAKE CITY, Aug. 19, 2025 (GLOBE NEWSWIRE) -- OMNIQ Corp. (OTCMKTS:OMQS) or “The Company” announced today the financial results of the second quarter 2025, showing a strong financial turnaround in the first half of 2025, with overall net loss reduced to just $34,000 from $5.1 million in the prior year period, and a 75 percent reduction in equity deficit on $15.7 million of revenue.

All of the following values are adjusted post the announcement that was released July 16th, 2025, due to the sale of the legacy business.

  Stockholders’ Equity: Improved by $32.9M, reducing the deficit by approximately 75% from $(43.9M) to $(11.0M).
  Revenue: $15.7 million for the first half of 2025, compared to $17.5 million in the same period of 2024.
  Gross Margin: Improved to 26% (2025) from 23% (2024), as the company became more efficient in purchases and pricing.
  SG&A Expenses: Reduced by 31%, falling to $3.37 million from $4.9 million, driven by cost-savings initiatives and the removal of portion of overhead previously generated by legacy business expenses.
  Loss from operations: The loss from operations for the 6 months ended June 30 was approximately $678,000, of which approximately $504,000 of expenses was from depreciation and amortization during the quarter. The same period for 2024 was a loss of approximately $2.27 million.

Pursuant to the asset sale described in the Form 10Q, the assets of one division were sold during the second quarter of 2025. Accordingly, the financial statements have reclassified the related revenues and expenses from both prior periods and the current period into a single line item for “Discontinued Operations” on the face of the financial statements, with further detail provided in the accompanying Notes. Cash flow followed the same trend. The Company ended June 30, 2025, with $2.2 million in cash. Operating cash flow was positive at $6.07 million compared with negative $3.6 million a year earlier, an improvement of about $9.68 million.

The sale of the legacy business was a turning point. On June 30, 2025, the division’s results were classified as discontinued operations, which showed a loss of $1.7 million compared with $1.0 million in the prior year. The sale resulted in a net gain on disposal of approximately $34.7m, which reflects the difference between the carrying amount of the net assets disposed of and the consideration transferred/assumed, including the promissory note and transaction costs. However, due to the related-party nature of the transaction, management determined it would be more conservative to record the gain to Additional Paid-in Capital instead of in Other Income.

“We’ve reshaped omniQ into a stronger, more focused business,” said Shai Lustgarten, CEO. “Our results show real progress. The balance sheet is healthier, our core operations are profitable, and we now have a solid foundation for responsible growth.”

ABOUT OMNIQ

We use patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions including data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, and automated management services, technical service, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Our customers include government agencies, healthcare, universities, airports, municipalities and more. We currently engage with several billion-dollar markets with double-digit growth, including the Global Safe City market and the Ticketless Safe Parking market.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact
IR@OMNIQ.COM